EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT AND
REPORT ON SCHEDULE

Board of Directors of Spartan Stores, Inc.
Grand Rapids, Michigan

We consent to the incorporation by reference in Registration Statement No. 33-110952 of Spartan Stores, Inc. Supplemental Savings Plan for Directors, Registration Statement No. 333-110593 of Spartan Stores, Inc. 2001 Associate Stock Purchase Plan, Registration Statement No. 33-47443 of Spartan Stores, Inc. 1991 Stock Option Plan, Registration Statement No. 33-65802 of Spartan Stores, Inc. 2001 Stock Incentive Plan, Registration Statement No. 333-66430 of Spartan Stores, Inc. Savings Plus Plan, Spartan Stores, Inc. Savings Plus Plan for Union Associates, Spartan Retail Savings Plus Plan, Spartan Stores, Inc. Savings Plus Plan for J.F. Walker Company Associates, and the Post Effective Amendment No. 1 thereto, Registration Statement No. 333-71774 of Spartan Stores, Inc. 2001 Stock Bonus Plan, Registration Statement No. 333-72010 of Spartan Stores, Inc. 2001 Associates Stock Purchase Plan, Registration Statement No. 333-75810 of Spartan Stores, Inc. Supplemental Executive Savings Plan, Registration Statement No. 333-100794 of Spartan Stores, Inc. Savings Plus Plan, Spartan Stores, Inc. Savings Plus Plan for Union Associates, Spartan Retail Savings Plus Plan, and Spartan Stores, Inc. Savings Plus Plan for J.F. Walker Company Associates on Form S-8, and Registration Statement No. 333-53672 of Spartan Stores, Inc. Prospectus on Form S-3 and Amendments No. 1 and No. 2 thereto of our report dated April 30, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph related to a change in the method of accounting for goodwill and discontinued operations to conform to Statements of Financial Accounting Standards Nos 142 and 144) appearing in this Annual Report on Form 10-K of Spartan Stores, Inc. and subsidiaries for the year ended March 27, 2004.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Spartan Stores, Inc. and subsidiaries (the "Company"), listed in Item 15(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Grand Rapids, Michigan
May 26, 2004